REGISTRATION NO. _____


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549


                                    FORM S-3


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                               GMX RESOURCES INC.
             -------------------------------------------------------
             (Exact Name of Registrant as specified in its charters)





         OKLAHOMA                                                 73-1534474
----------------------------                                  ----------------
(State or other jurisdiction                                  (I.R.S. Employer
     of incorporation)                                       Identification No.)





                         9400 NORTH BROADWAY, SUITE 600
                          OKLAHOMA CITY, OKLAHOMA 73114
                                 (405) 600-0711
    ------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)




                              KEN L. KENWORTHY, SR.
                         9400 NORTH BROADWAY, SUITE 600
                          OKLAHOMA CITY, OKLAHOMA 73114
                                 (405) 600-0711
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                                   COPIES TO:

                                JEFFREY T. HILLS
                                 CROWE & DUNLEVY
                              500 KENNEDY BUILDING
                                321 SOUTH BOSTON
                              TULSA, OKLAHOMA 74103
                                 (918) 592-9800


================================================================================

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]


                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS                        PROPOSED            PROPOSED
OF SECURITIES TO BE     AMOUNT TO BE       MAXIMUM OFFERING    MAXIMUM AGGREGATE     AMOUNT OF
REGISTERED              REGISTERED         PRICE PER SHARE     OFFERING PRICE (1)    REGISTRATION FEE
--------------------    ------------       ----------------    -----------------     ----------------
Common Stock,              200,000(2)         $6.385(1)            $1,277,000            $161.80
$0.001 par value

Warrants with an           175,000(3)               (4)                      (4)                (4)
exercise price of
$1.50 per share

Common Stock,              175,000(2)(5)       $1.50                 $262,500             $33.26
$0.001 par value

Common Stock,              325,000(2)(6)     $7.7538               $2,520,000            $319.28
$0.001 par value

Class A Warrants           125,000(7)               (4)                      (4)                (4)
with an exercise price
of $12.00 per share

Common Stock,              125,000(2)(8)      $12.00               $1,500,000            $190.05
$0.001 par value                                                                      ----------

Total Registration                                                                       $704.39
Fee (9)

(1) Estimated solely for the purpose of computing the registration fee and based on the average high and low sale prices of the common stock of GMX Resources Inc. as reported on the Nasdaq National Market on May 11, 2004, pursuant to Rule 457(c) under the Securities Act.

(2) Pursuant to Rule 416 under the Securities Act, this Registration Statement also relates to an indeterminate number of shares of common stock, which are issuable upon stock splits, stock dividends, recapitalizations or other similar transactions.

(3) Warrants for the purchase of 175,000 shares of common stock issued by the registrant in a private placement in January 2004.

(4) Pursuant to Rule 457(g) of the Securities Act, because the shares of common stock issuable upon exercise of the warrants are also being registered in this Registration Statement, no separate registration fee is payable in respect of the warrants.

(5) Issuable upon exercise of warrants for the purchase of 175,000 shares of common stock. Offering price based on exercise price of the warrants pursuant to Rule 457(g).

(6) Issuable upon exercise of warrants for the purchase of 125,000 units (each consisting of one share of common stock and one Class A Warrant) issued by the registrant to an underwriter in connection with the registrant's initial public offering in February 2001 and warrants for the purchase of 200,000 shares of common stock issued by the registrant to an underwriter in connection with the registrant's public offering in July 2001. Offering price based on exercise price of the warrants pursuant to Rule 457(g).

(7) Issuable upon exercise of warrants for the purchase of 125,000 units (each consisting of one share of common stock and one Class A Warrant) issued by the registrant to an underwriter in connection with the registrant's initial public offering in February 2001.

(8) Issuable upon exercise of Class A Warrants for the purchase of 125,000 shares of common stock. Offering price based on exercise price of the Class A Warrants pursuant to Rule 457(g).

(9) No separate fee has been paid for the resale of the shares issuable upon exercise of any of the warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDERS IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND THE SELLING SECURITY HOLDERS NAMED IN THIS PROSPECTUS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION, DATED MAY 17, 2004

PROSPECTUS
----------
                               GMX RESOURCES INC.

              WARRANTS TO PURCHASE 175,000 SHARES OF COMMON STOCK,
          CLASS A WARRANTS TO PURCHASE 125,000 SHARES OF COMMON STOCK,
                       AND 825,000 SHARES OF COMMON STOCK

     The selling security holders of GMX RESOURCES INC. ("GMX," "we," or the "Company") listed on page 4 may offer and resell from time to time under this prospectus immediately exercisable warrants issued in January 2004 to purchase up to 175,000 shares of our common stock, par value $0.001, with an exercise price of $1.50 per share (the "January 2004 warrants"), Class A warrants to purchase up to 125,000 shares of our common stock with an exercise price of $12.00 per share (the "Class A Warrants"), and up to 825,000 shares of our common stock, which includes 625,000 shares which we may sell on exercise of the July 2004 warrants, the Class A Warrants and other warrants.

     The selling security holders will receive all of the proceeds from the sale of their warrants or shares. See the section of this prospectus entitled "Selling Security Holders" for more information about the selling security holders. We will receive proceeds from the exercise of the January 2004 warrants, the Class A Warrants and other outstanding warrants to the extent the warrants are exercised for cash. See "Use of Proceeds" in this prospectus.

     The January 2004 warrants are not listed on Nasdaq or any other securities exchange or automatic quotation system, and we do not intend to list them. Our Class A warrants are listed on the Nasdaq National Market under the symbol "GMXRW." On May 13, 2004, the last reported sale price of our Class A warrants on the Nasdaq National Market was $1.05 per Class A warrant. Our common stock is listed on the Nasdaq National Market under the symbol "GMXR." On May 13, 2004, the last reported sale price of our common stock on the Nasdaq National Market was $6.43 per share.

     INVESTING IN OUR WARRANTS AND COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR INFORMATION YOU SHOULD CONSIDER BEFORE BUYING OUR SECURITIES.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     This prospectus is dated May ___, 2004.

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----
     About Our Company ..................................................    1
     The Offering .......................................................    1
     Risk Factors .......................................................    2
     Note Regarding Forward-Looking Statements ..........................    3
     Use of Proceeds ....................................................    3
     Selling Security Holders ...........................................    4
     Description of Warrants ............................................    5
     Plan of Distribution ...............................................    8
     Legal Matters ......................................................   10
     Experts ............................................................   10
     Incorporation of Certain Information by Reference ..................   10
     Disclosure of Commission Position on Indemnification
        for Securities Act Liabilities ..................................   11
     Where You Can Find More Information ................................   12




     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the warrants or shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                                ABOUT OUR COMPANY

     GMX is an independent natural gas production company headquartered in Oklahoma City, Oklahoma. GMX currently has producing wells in Texas & Louisiana, proved developed non-producing reservoirs, proved undeveloped locations and other development locations. GMX currently has net acreage on the Sabine Uplift of East Texas and producing wells in New Mexico. The Company's strategy is to significantly increase production, revenues and reinvest in increasing production. GMX's goal is to grow and build shareholder value every day.

     Our principal executive offices are located at 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, and our telephone number at that address is
(405) 600-0711. We maintain a website on the internet at www.gmxresources.com. Our website, and the information contained therein, is not a part of this prospectus.

                                  THE OFFERING

     This prospectus relates to the resale by selling security holders from time to time of January 2004 warrants to purchase 175,000 shares or our common stock and Class A Warrants to purchase 125,000 shares of our common stock. This prospectus also relates to 625,000 shares of our common stock to be issued by the Company upon exercise of the warrants described below and to the resale from time to time by selling security holders of up to 825,000 shares of our common stock, inclusive of the 625,000 shares issuable by the Company upon exercise of the warrants.

     The January 2004 warrants to purchase up to 175,000 shares of our common stock covered by this prospectus were issued by GMX in a private placement in January 2004. The January 2004 warrants are currently exercisable with an exercise price of $1.50 per share (subject to certain adjustments in connection with stock splits, stock dividends, recapitalizations and other similar transactions as described under the heading "Description of Warrants" in this prospectus). The January 2004 warrants will expire on January 16, 2009.

     The Class A Warrants covered by this prospectus are issuable to holders of warrants to purchase 125,000 units (each consisting of one share of common stock, one Class A Warrant and one Class B Warrant), which warrants were originally issued by GMX to an underwriter in connection with our initial public offering in February 2001 (the "February 2001 warrants").

     The shares of common stock covered by this prospectus include:

     o    200,000 shares currently outstanding,

     o 175,000 shares to be issued by GMX upon exercise of the January 2004 warrants,

     o 125,000 shares to be issued by GMX upon exercise of the February 2001 warrants,

     o 200,000 shares to be issued to by GMX to holders of warrants to purchase 200,000 shares of our common stock, which warrants were originally issued by GMX to an underwriter in connection with our public offering in July 2001 (the "July 2001 warrants"), and

     o    125,000 shares to be issued by GMX upon exercise of the Class A
          Warrants.

     In January 2004, GMX closed a private placement of the January 2004 warrants. Pursuant to a Registration Rights Agreement by and among GMX and the purchasers of such warrants, GMX agreed to prepare and file a registration statement, of which this prospectus forms a part, with the Securities and Exchange Commission, or the Commission, to cover the resale of the January 2004 warrants and the 175,000 shares of common stock issuable upon the exercise of the warrants.

     In February 2001, GMX completed its initial public offering underwritten by Paulson Investment Company, Inc., and I-Bankers Securities Incorporated. In connection with the offering, GMX issued, as additional underwriters' consideration, in the name of Paulson Investment Company, Inc., stock purchase warrants (the February 2001 warrants referenced above) to purchase 125,000 units, consisting of one share of common stock, one Class A Warrant and one Class B warrant, at an initial exercise price of $9.60 per unit. Our Class B warrants expired by their own terms on February 12, 2003.

     In July 2001, we completed another public offering. This firm commitment offering was also underwritten by Paulson Investment Company, Inc., and I-Bankers Securities Incorporated. In connection with the offering, GMX issued, as additional underwriters' consideration, in the name of Paulson Investment Company, Inc., stock purchase warrants (the July 2001 warrants referenced above) to purchase 200,000 shares of our common stock at an initial exercise price of $6.60 per share.

     The holders of the February 2001 and July 2001 warrants have not yet exercised the warrants. We have agreed to cause a registration statement to be effective with respect to the Class A Warrants and shares of common stock obtainable on exercise of the February 2001 and July 2001 warrants until all of such warrants have been exercised or have expired. GMX is, therefore, undertaking to register the issuance of the Class A Warrants and the shares of common stock issuable upon exercise of the February 2001 and July 2001 warrants and the resale from time to time by the selling security holders of such Class A Warrants and shares of common stock. If issued and sold pursuant to such registration, the Class A Warrants and common stock issued to the holders exercising the February 2001 and July 2001 warrants will be freely tradeable.

     In April 2004, GMX closed a private placement of 200,000 shares of its common stock to an investor. Pursuant to a Registration Agreement by and between GMX and such investor, GMX agreed to file a registration statement, of which this prospectus forms a part, to cover the resale of such shares of common stock.

                                  RISK FACTORS

     Investing in our securities involves a number of risks. You should carefully consider the risks, uncertainties and assumptions discussed under "Risk Factors" in Part I, Item 6 of our Annual Report on Form 10-KSB for the year ended December 31, 2003, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by amendments or supplements to the registration statement, of which this prospectus is a part, or by other reports we file under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission in the future.

ADDITIONAL RISK RELATED TO THE JANUARY 2004 WARRANTS

THERE IS NO CURRENT MARKET FOR THE JANUARY 2004 WARRANTS, AND WE DO NOT EXPECT THAT A TRADING MARKET FOR SUCH WARRANTS WILL DEVELOP.

     There is no established trading market for the January 2004 warrants, and none is expected to develop due to the facts that there are a limited number of holders of such warrants, and the Company is not required and has no plans to list the warrants on Nasdaq or any other securities exchange or automatic quotation system. Furthermore, if a market were to develop, the market price for the January 2004 warrants may be adversely affected by changes in our financial performance, changes in the overall market for similar securities and changes in performance or prospects for companies in our industry.

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as "believes," "does not believe," "plans," "expects," "intends," "estimates," "anticipates" and other phrases of similar meaning involve uncertainty and are forward-looking statements.

     Forward-looking statements are subject to known and unknown risks and uncertainties which may cause our actual results in future periods to differ materially from what is currently anticipated. We make cautionary statements in certain sections of this prospectus, including under "Risk Factors." You should read these cautionary statements as being applicable to all related forward-looking statements wherever they appear in:

     o    this prospectus, and in the materials referred to in this prospectus;
     o    the materials incorporated by reference into this prospectus; and
     o    our press releases.

     No forward-looking statement is a guarantee of future performance and you should not place undue reliance on any forward-looking statement.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale by the selling security holders of the common stock or warrants covered by this prospectus, with the exception of proceeds received by us upon the exercise of the warrants to the extent they are exercised for cash by the selling security holders. We intend to use any net proceeds received upon exercise of these warrants for general corporate purposes and working capital requirements.

                            SELLING SECURITY HOLDERS

     The following table sets forth information for the selling security holders as of April 30, 2004. For purposes of this prospectus, the selling security holders include their pledgees, assignees, donees, partnership distributees or other transferees who may receive the securities. On that date, 6,775,000 shares of our common stock were issued and outstanding. Beneficial ownership is determined in accordance with SEC rules and includes securities that the selling security holders have the right to acquire within 60 days after April 30, 2004. Except as otherwise indicated, we believe that the selling security holders have sole voting and investment power with respect to all shares of the securities shown as beneficially owned by them. The selling security holders may from time to time offer and sell pursuant to this prospectus any or all of the common stock and warrants set forth below.

                                    SECURITIES BENEFICIALLY OWNED               AMOUNT OF CLASS OF SECURITIES BENEFICIALLY
                                         PRIOR TO THE OFFERING                          OWNED AFTER THE OFFERING (1)
                                 --------------------------------------        --------------------------------------------
                                 JANUARY                      SHARES OF        JANUARY
                                   2004         CLASS A         COMMON           2004            CLASS A         SHARES OF
      NAME                       WARRANTS      WARRANTS        STOCK(2)        WARRANTS         WARRANTS       COMMON STOCK
      ----                       --------      --------        --------        --------         --------       ------------
Doug Moreland                     55,000           0            55,000            0                 0                0

Patrick Parker                    41,250           0            41,250            0                 0                0

Edwin J. Hagerty                  20,625           0            20,625            0                 0                0

X-Men LLC                         20,625           0            20,625            0                 0                0

RCN, LLC                          36,000           0            36,000            0                 0                0

Bruce I. Goldstein (3)             1,500           0            5,950             0                 0              4,450

The Forest Hill Select
Fund, L.P.                          0              0           200,000            0                 0                0

Paulson Investment                  0           142,475        345,600            0              66,000           66,000
Company, Inc. (4)(5)

Chester L.F. Paulson (5)            0            7,695          29,160            0                 0                0

Trent Davis                         0            1,900          7,200             0                 0                0

Barbara James                       0             855           3,240             0                 0                0

Lorraine Maxfield                   0            4,275          16,200            0                 0                0

Glen Davis (6)                      0            2,600          7,900             0                700              700

Tracy Parker                        0            1,900          7,200             0                 0                0

Wayne Hamersly                      0              0            8,500             0                 0                0

Scott Hamersly                      0              0            1,700             0                 0                0

Mike McCrory                        0           13,207          38,380            0                 0                0

Shelley Gluck                       0            2,575          7,754             0                 0                0

Paolo Floriani                      0            2,514          7,993             0                 0                0

David Dobson                        0            1,860          5,602             0                 0                0

Michael Fugler                      0            7,513          22,568            0                 0                0

Southwest Securities, Inc.          0             930           2,801             0                 0                0

Alessandro Falconi                  0            1,401          4,902             0                 0                0

(1) The table assumes that the selling security holders sell all of their securities being offered pursuant to this prospectus. We are unable to determine the exact number of securities that will actually be sold pursuant to this prospectus. Assuming that each of the selling security holders sells all of the securities being offered pursuant to this prospectus, no selling security holder will beneficially own more than 1% of any class of securities after the offering.

(2) Shares of common stock includes in each case shares issuable upon exercise of any warrants held by the beneficial owner.

(3) Includes 4,450 shares of common stock beneficially owned by Mr. Goldstein previously registered and not part of this registration or offering.

(4) Includes Class A Warrants to purchase 66,000 shares of common stock previously registered and not part of this registration or offering. Paulson Investment Company, Inc., is a registered broker-dealer.

(5) Paulson Investment Company, Inc., is a wholly-owned subsidiary of Paulson Capital Corp. Mr. Paulson and his wife are controlling managers of Paulson Family LLC, which is a controlling shareholder of Paulson Capital Corp. Accordingly, Mr. Paulson may be deemed to share voting or investment power over the securities held by Paulson Investment Company, Inc. Mr. and Mrs. Paulson and Paulson Family LLC expressly disclaim any beneficial ownership of securities held in the name of Paulson Investment Company, Inc., and Paulson Capital Corp.

(6) Includes Class A Warrants to purchase 700 shares of common stock held beneficially and previously registered and not part of this registration or offering.


                             DESCRIPTION OF WARRANTS

JANUARY 2004 WARRANTS
---------------------

     The resale of January 2004 warrants to purchase 175,000 shares of our common stock is being registered under this prospectus. In addition, this prospectus effects the registration of the resale of the shares of common stock issuable upon exercise of such January 2004 warrants. The following provides a description of the general terms and provisions of the January 2004 warrants:

EXERCISE RIGHTS

     The holders of the January 2004 warrants will be able to exercise the warrants, by either:

     (i) delivering to us the warrant, a properly completed and executed exercise notice and payment of the aggregate exercise price ($1.50 per share, subject to adjustment as discussed below) for the number of shares of common stock for which the warrant is being exercised, payable in cash or by surrender to the Company of shares of common stock then owned by the warrant holder and valued for such purposes at the current market price per share at the time of exercise; or

     (ii) if the current market price per share is greater than the exercise price (at the date of calculation), in lieu of exercising the warrants as described in (i) above, the holder of the warrant may elect to receive shares of common stock equal to the value of the warrants (or the portion thereof being cancelled) by surrender of the warrant, together with a property completed and executed exercise notice, in which case the warrant holder will receive the number of shares of common stock equal to the product of the number of shares of common stock being exercised under the warrant multiplied by the difference between the current market price per share and the exercise price per share then in effect, with such product then being divided by the current market price per share of the common stock at such time.

     The January 2004 warrants may be exercised at any time in whole or in part at the applicable exercise price until 5:00 p.m. Eastern Time on January 16, 2009, or, in connection with a reorganization of the Company, and upon notice to the warrant holders, such earlier date which is no earlier than five (5) business days after the effective date of such reorganization.

JANUARY 2004 WARRANT HOLDER NOT A STOCKHOLDER

     The holders of the January 2004 warrants are not entitled to any voting or other rights as are accorded to our stockholders.

ADJUSTMENTS

     The exercise price of the January 2004 warrants and the number of shares of common stock issuable upon exercise of the warrants may be subject to adjustment in certain situations:

     o In the event of a stock dividend, stock split, reverse stock split or other reclassification of the Company's shares of any class of its capital stock, the exercise price and number and kind of shares of capital stock issuable upon the exercise of a warrant will be proportionately adjusted so that the warrant holder may receive the number and kind of shares of capital stock which he would have owned immediately following such action if the warrant had been exercised immediately prior to such action.

     o If GMX issues any rights, options or warrants entitling the holders of common stock to subscribe for or purchase common stock at a price per share less than the effective exercise price of the warrants as of the record date in respect of such issuance, then the exercise price of the warrants shall be reduced to such lower price.

     o If GMX distributes to holders of its common stock any of its assets or debt securities or any rights or warrants to purchase debt securities, assets or other securities of the Company (other than in connection with the reclassifications or rights issuances discussed above), then the exercise price of the warrants shall be adjusted downward, if applicable, to such price computed by multiplying the exercise price of the warrants then in effect by the difference between the current market price per share of common stock and the fair market value of the assets, securities, rights or warrants being distributed by the Company applicable to one such share of common stock and dividing such product by the current market price per share of common stock.

     o If GMX issues common stock (other than in connection with the transactions described above) for consideration per share which is less than the exercise price of the warrants then in effect, then the exercise price of the warrants will be adjusted to such lower price.

     o If the Company issues any securities convertible into or exchangeable for common stock (other than in transactions described above) or securities entitling the recipient to subscribe for or purchase common stock or securities convertible into common stock at a price per share of common stock less than the exercise price of the warrants then in effect, the exercise price of the warrants will be reduced to such lower price.

     o If the Company consolidates or merges with or into, or transfers or leases all or substantially all of its assets to, any person or reclassifies its common stock upon consummation of such event of reorganization, the warrants will become exercisable for the kind and amount of securities, cash or other assets which the holder would have owned immediately after such reorganization if the holder had exercised the warrants immediately before the effective date of the reorganization. In connection with any such reorganization event, the Company may, upon 15 days notice, accelerate the expiration date of the warrants to a date which is no earlier than 5 business days after the effective date of the reorganization event; however, in such event, the Company shall be deemed to have issued immediately prior to the reorganization event to each warrant holder additional warrants exercisable for such number of shares of common stock as would be equal to 10% of the shares issuable under such holders' existing warrants.

CLASS A WARRANTS
----------------

     The resale of Class A Warrants to purchase 125,000 shares of our common stock is being registered under this prospectus. In addition, this prospectus also affects the registration of the resale of the shares of common stock issuable upon exercise of such Class A Warrants. The following provides a description of the general terms and provisions of the Class A Warrants:

GENERAL

     Our Class A Warrants will be issued pursuant to the terms of a Warrant Agreement between GMX and UMB Bank, N.A., as warrant agent. The descriptions below of certain provisions of the warrants and the Warrant Agreement are summary in nature and are qualified by the more detailed provisions of the Warrant Agreement and form of warrant certificates, which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Each Class A Warrant entitles the holder to purchase one share of our common stock at an exercise price of $12 per share. Our Class A Warrants expire on February 12, 2006. The exercise price of the Class A Warrants is subject to adjustment upon the occurrence of certain events as provided in the warrant certificates and summarized below. The Class A Warrants may be exercised at any time until the expiration date. Class A Warrants that have not previously been exercised will expire on the expiration date. A warrant holder will not be deemed to be a holder of the underlying common stock for any corporate purpose until the warrant has been properly exercised.

EXERCISE AND ADJUSTMENTS

     A warrant holder may exercise our Class A Warrants only if an appropriate registration statement is then in effect with the Securities and Exchange Commission and if the shares of common stock underlying our warrants are qualified for sale under the securities laws of the state in which the holder resides. If we fail to maintain such registration statement in effect, we may elect to redeem warrants submitted for exercise by paying the difference between the market price and the exercise price of our common stock for the number of shares of common stock underlying the warrants submitted for exercise.

     Class A Warrants may be exercised by delivering to our transfer agent the applicable warrant certificate on or prior to the expiration date or the redemption date, as applicable, with the form on the reverse side of the certificate executed as indicated, accompanied by payment of the full exercise price for the number of warrants being exercised. Fractional shares will not be issued upon exercise of our Class A Warrants. The exercise prices of the Class A Warrants are subject to adjustment if we declare any stock dividend to shareholders or effect any split or share combination with respect to our common stock. Therefore, if we effect any stock split or stock combination with respect to our common stock, the exercise prices in effect immediately prior to such stock split or combination will be proportionately reduced or increased, as the case may be. Any adjustment of the exercise price will also result in an adjustment of the number of shares purchasable upon exercise of Class A Warrants or, if we elect, an adjustment of the number of warrants outstanding. An equitable adjustment will also be made in the event of certain recapitalizations, mergers or other events affecting the common stock.

                              PLAN OF DISTRIBUTION

     For purposes of this section of this prospectus, the term "warrants" shall include both the January 2004 warrants and the Class A Warrants covered by this prospectus. The term "warrants" shall not include the February 2001 warrants, the July 2001 warrants or any Class A warrants not covered by this prospectus.

     The selling security holders and their successors, which may include their pledgees, assignees, donees, partnership distributees or other transferees receiving the securities, may from time to time sell all or any of their warrants or shares of common stock covered by this prospectus on any exchange, market or trading facility on which the warrants or shares are traded or in private transactions. The sales may be at fixed or negotiated prices. The selling security holders may use one or more of the following methods when selling their warrants or shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the warrants or shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     o    privately-negotiated transactions;

     o    any combination of any such methods of sales; and

     o    any other method permitted pursuant to applicable law.

     The selling security holders may also sell their warrants or shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     This prospectus also covers the issuance of the Company's common stock upon the exercise of the warrants by parties who have purchased the warrants in transactions pursuant to the registration statement of which this prospectus forms a part.

     Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of warrants or shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts relating to their sales of warrants or shares to exceed what is customary in the types of transactions involved.

     The selling security holders and any broker-dealers or agents that are involved in selling the warrants or shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the warrants or shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling security holder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale or distributions of the warrants or shares. To our knowledge, there is no underwriter or coordinating broker acting in connection with the proposed sale or distribution of the warrants or shares by the selling security holders. Because selling security holders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.

     We do not intend to apply for listing of the January 2004 warrants on any securities exchange or for inclusion of the warrants in any automated quotations system. Accordingly, no assurances can be given as to the development of liquidity or any trading market for the warrants. See "Risk Factors - Additional Risk Related to the January 2004 Warrants." Our common stock trades on the Nasdaq National Market System under the symbol "GMXR." Our Class A warrants trade on the Nasdaq National Market System under the symbol "GMXRW."

     We are required to pay certain fees and expenses incident to the registration of the warrants or shares. We have also agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     Pursuant to registration agreements or commitments with certain of the selling security holders, we have agreed to maintain the effectiveness of the registration statement and this prospectus. The warrants and shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the warrants and shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the warrants or shares may not simultaneously engage in market making activities with respect to our warrants or common stock for a period of two (2) business days prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of warrants or shares of our common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.


                                  LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon by Crowe & Dunlevy, A Professional Corporation, Tulsa, Oklahoma.


                                     EXPERTS

     The financial statements of GMX Resources Inc. as of and for the years ended December 31, 2002 and 2003, have been incorporated by reference herein and in the registration statement in reliance on the report of KPMG LLP, independent accountants, incorporated by reference herein and upon authority of said firm as experts in auditing and accounting. The audit report covering the December 31, 2003 financial statements refers to a change in accounting for asset retirement obligations.

     The information incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2003, with respect to our proved oil and gas reserves as of December 31, 2003, was estimated by Sproule Associates, Inc., independent petroleum engineers, and is included in this prospectus on the authority of such firm as experts in petroleum engineering.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Commission allows us to "incorporate by reference" certain information we file with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete:

     o our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, filed with the SEC on April 14, 2004, as amended on April 15, 2004;

     o the description of our capital stock contained in our Registration Statement on Form 8-A, filed on February 8, 2001, including all amendments or reports filed for the purpose of updating the description.

     Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: GMX Resources Inc., 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, Attention: Ken L. Kenworthy, Sr., telephone: (405) 600-0711. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

                        DISCLOSURE OF COMMISSION POSITION
                ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     The Company's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") provides that, pursuant to Oklahoma law, its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. The provision in the Certificate of Incorporation does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Oklahoma law. However, such remedies may not be effective in all cases. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, as well as for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Oklahoma law. The provision also does not affect a director's responsibilities under any other law, such as the state or federal securities laws.

     Under Section 1031 of the Oklahoma General Corporation Act, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

     The Company's Certificate of Incorporation provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Oklahoma law. The Certificate of Incorporation thus requires the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, in the case of a derivative action, an officer or director will not be entitled to indemnification in respect of any claim, issue or matter as to which such person is adjudged to be liable to the Company, unless and only to the extent that the court in which the action was brought determines that such person is fairly and reasonably entitled to indemnity for expenses.

     In addition, the Company has entered into indemnification agreements with each non-employee director of the Company which require the Company to indemnify such persons against certain liabilities and expenses incurred by any such persons by reason of their status or service as directors of the Company and which set forth procedures that will apply in the event of a claim for indemnification under such agreements. The Indemnification Agreements also require that the Company use commercially reasonable efforts to maintain policies of directors' and officers' liability insurance. The Company believes that these agreements enhance its ability to attract and retain highly qualified directors.

     As of the date of this registration statement, there is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission, or the Commission, in accordance with the Securities Exchange Act. You may read and copy our reports, proxy statements and other information filed by us at the public reference room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the Commission are available to the public over the Internet at the Commission's website at http://www.sec.gov and through a hyperlink on our Internet website at www.gmxresources.com.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The aggregate estimated (other than the registration fee) expenses to be paid in connection with this offering are as follows:

     Securities and Exchange Commission registration fee       $   704.39
     Legal fees and expenses                                   $   20,000*
     Accounting fees and expenses                              $    5,000*
     Printing expenses                                         $    5,000*
     Miscellaneous expenses                                    $    5,000*
                                                               ----------
     Total                                                     $35,704.39*
                                                               ==========
     * Estimate.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     See "Disclosure of Commission Position on Indemnification for Securities Act Liabilities" in the related prospectus and incorporated herein by reference.


ITEM 16. EXHIBITS

     The following exhibits are filed herewith or incorporated herein by reference:

EXHIBIT NO.                                                      DESCRIPTION

4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2, as filed by the Company with the Commission on November 6, 2000, File No. 333-49328).

4.2 Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form SB-2, as filed by the Company with the Commission on November 6, 2000, File No. 333-49328).

4.3 Common Stock Investment Agreement dated April 5, 2004, by and between the Company and the Investor (incorporated herein by reference to Exhibit 10.1 of the Company's current report on Form 8-K filed by the Company with the Commission on April 7, 2004).

4.4 Registration Agreement dated April 5, 2004, by and between the Company and the Investor (incorporated herein by reference to Exhibit 10.2 of the Company's current report on Form 8-K filed by the Company with the Commission on April 7, 2004).

4.5 Warrant Agreement dated January 16, 2004, among the Company and the Warrant Holders named therein (incorporated herein by reference to Exhibit 10.3 of the Company's current report on Form 8-K filed by the Company with the Commission on January 22, 2004).

4.6 Registration Rights Agreement dated January 16, 2004, among the Company and the Warrant Holders named therein (incorporated herein by reference to Exhibit 10.4 of the Company's current report on Form 8-K filed by the Company with the Commission on January 22, 2004).

4.7 Warrant Agreement with form of Warrant for the February 12, 2001 Public Offering (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form SB-2, File No. 333-49328).

4.8 Form of Underwriters' Warrant for the February 12, 2001 Public Offering (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form SB-2, File No. 333-49328).

4.9 Form of Underwriters' Warrant for the July 17, 2001 Secondary Offering (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form SB-2, File No. 333-65436).

5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, on legality of securities

23.1     Consent of KPMG LLP

23.2     Consent of Sproule Associates, Inc.

23.3     Consent of Crowe & Dunlevy, A Professional Corporation (included in
         Exhibit 5.1)

24.1     Power of Attorney


ITEM 17. UNDERTAKINGS

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                   Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                   (iii) To include any additional or changed material
                         information on the plan of distribution;

              provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Securities and Exchange Commission by the Registrant pursuant under the Securities Exchange Act of 1934.

              (2) To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of our employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of California, on May 17, 2004.


                                              GMX RESOURCES INC.

                                              By  /s/ Ken L. Kenworthy, Sr.
                                                  ----------------------------
                                                  Ken L. Kenworthy, Sr.
                                                  Executive Vice President and
                                                  Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                                          POSITION
----                                          --------


Ken L. Kenworthy, Jr.   *                     Director, President and Chief
-------------------------                     Executive Officer
Ken L. Kenworthy, Jr.                         (principal executive officer)


/s/ Ken L. Kenworthy, Sr.                     Director, Executive Vice President
-------------------------                     and Chief  Financial Officer
Ken L. Kenworthy, Sr.                         (principal financial officer)


Steven Craig            *                     Director
-------------------------
Steven Craig


T.J. Boismier           *                     Director
-------------------------
T.J. Boismier



*By: /s/ Ken L. Kenworthy, Sr.
     -------------------------
         Ken L. Kenworthy, Sr.
         Attorney in Fact

                                INDEX TO EXHIBITS
                                -----------------


EXHIBIT NO.                        DESCRIPTION
-----------                        -----------

4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2, as filed by the Company with the Commission on November 6, 2000, File No. 333-49328).

4.2 Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form SB-2, as filed by the Company with the Commission on November 6, 2000, File No. 333-49328).

4.3 Common Stock Investment Agreement dated April 5, 2004, by and between the Company and the Investor (incorporated herein by reference to Exhibit 10.1 of the Company's current report on Form 8-K filed by the Company with the Commission on April 7, 2004).

4.4 Registration Agreement dated April 5, 2004, by and between the Company and the Investor (incorporated herein by reference to Exhibit 10.2 of the Company's current report on Form 8-K filed by the Company with the Commission on April 7, 2004).

4.5 Warrant Agreement dated January 16, 2004, among the Company and the Warrant Holders named therein (incorporated herein by reference to Exhibit 10.3 of the Company's current report on Form 8-K filed by the Company with the Commission on January 22, 2004).

4.6 Registration Rights Agreement dated January 16, 2004, among the Company and the Warrant Holders named therein (incorporated herein by reference to Exhibit 10.4 of the Company's current report on Form 8-K filed by the Company with the Commission on January 22, 2004).

4.7 Warrant Agreement with form of Warrant for the February 12, 2001 Public Offering (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form SB-2, File No. 333-49328).

4.8 Form of Underwriters' Warrant for the February 12, 2001 Public Offering (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form SB-2, File No. 333-49328).

4.9 Form of Underwriters' Warrant for the July 17, 2001 Secondary Offering (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form SB-2, File No. 333-65436).

5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, on legality of securities

23.1     Consent of KPMG LLP

23.2     Consent of Sproule Associates, Inc.

23.3     Consent of Crowe & Dunlevy, A Professional Corporation (included in
         Exhibit 5.1)

24.1     Power of Attorney